SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	September 18, 2003
(Date of earliest event reported)

LEE PHARMACEUTICALS
(Exact name of registrant as specified in its character)

CALIFORNIA
(State or other jurisdiction of incorporation)

1-7335	95-2680312
(Commission File Number)	(IRS Employer Identification Number)

1444 Santa Anita Avenue, South El Monte, California	91733
(Address of principal executive offices)	(Zip Code)

(626) 442-3141
(Registrant’s telephone number, including area code)

ITEM 4.                                                     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNT.

On September18, 2003 Caldwell, Becker, Dervin, Petrick & Co., L.L.P., the principal independent accountants of Lee Pharmaceuticals resigned.  The Board of Directors of Lee Pharmaceuticals approved the resignation of Caldwell, Becker, Dervin, Petrick & Co., L.L.P.

The report of Caldwell, Becker, Dervin, Petrick & Co., L.L.P. on the financial statements of Lee Pharmaceuticals for each of its fiscal years ended September 30, 2002, 2001, and 2000 contained no adverse opinions or disclaimers of opinion, and were not otherwise modified as to audit scope, or accounting principles.  The reports of Caldwell, Becker, Dervin, Petrick & Co., L.L.P. on the financial statements of Lee Pharmaceuticals for each of the past three years ended September 30, 2002, 2001, and 2000 did, however, contain explanatory paragraphs describing an uncertainty about the Company’s ability to continue as a going concern.

During the past three years and all interim periods prior to September 18, 2003 there were no disagreements between Lee Pharmaceuticals and Caldwell, Becker, Dervin, Petrick & Co., L.L.P., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Caldwell, Becker, Dervin, Petrick & Co., L.L.P.’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports for such periods.

During the fiscal years ended September 30, 2002, 2001, and 2000 and all subsequent interim periods to September 18, 2003, the date of resignation, none of the events specified in Regulation S-B, Item 304(a)(1)(iv)(B) occurred.

Lee Pharmaceuticals delivered a copy of this Form 8-K report to Caldwell, Becker, Dervin, Petrick & Co., L.L.P. on September 18, 2003, and requested that Caldwell, Becker, Dervin, Petrick & Co., L.L.P. furnish it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not Caldwell, Becker, Dervin, Petrick & Co., L.L.P. agrees with the above statements.  Attached hereto as Exhibit 16 is a copy of the letter of Caldwell, Becker, Dervin, Petrick & Co., L.L.P. to the SEC dated September 19, 2003.

On September 18, 2003, Lee Pharmaceuticals engaged George Brenner, CPA, as its new principal accountant to audit its financial statements.  Lee Pharmaceuticals has not consulted with George Brenner, CPA, on any items concerning the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on Lee Pharmaceuticals’ financial statements, or the subject matter of a disagreement with the former auditor or any of the events specified in Regulation S-B, Item 304(a) (1)(iv)(B).

ITEM 7.                                                     FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.
None

(b)	Exhibits

16.	Letter of September 19, 2003 of Caldwell, Becker, Dervin, Petrick & Co., L.L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEE PHARMACEUTICALS

Date:	September 19, 2003	By:	/s/ Ronald G. Lee
RONALD G. LEE
PRESIDENT